UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 5, 2009

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2009, Timberline Resources Corporation (the “Company”) entered into a Settlement Agreement with John Swallow, a former director and former executive of the Company in connection with a claim arising under Section 16(b) of the Securities Exchange Act of 1934.  Based on its review of certain transactions of the Company’s common stock while Mr. Swallow was a director and executive of the Company, the Company informed Mr. Swallow of its belief that he may have realized recoverable profits in connection with the transactions which are recoverable by the Company under Section 16(b) of the Securities and Exchange Act of 1934, as amended.  In accordance with the terms of the Settlement Agreement, Mr. Swallow has made payment to the Company for the full amount of recoverable profits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: October 9, 2009	By:	/s/ Randal L. Hardy
Randal L. Hardy Chief Executive Officer, Chief Financial Officer and Director